AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Amendment”), dated as of August ___, 2014, is entered into by and between Anavex Life Sciences Corp., a Nevada corporation (the “Company”), and the purchaser signatory hereto (the “Purchaser”). Any capitalized term used herein without definition shall have the definition ascribed to such term in that certain Registration Rights Agreement, dated March 13, 2014 by and among the Company and the purchasers signatory thereto (the “RRA”).

RECITALS

WHEREAS, the Company and the Purchaser are currently parties to the RRA, pursuant to which the Company has granted to the Purchaser certain registration rights regarding purchased securities; and

WHEREAS, Section 6(f) of the RRA provides that the RRA may be amended by a written instrument signed by the Company and holders of at least sixty-seven percent (67%) of the Registrable Securities; and

WHEREAS, the date upon which holders of at least sixty-seven percent (67%) of the Registrable Securities have executed written amendments in the same form as this Amendment is referred to herein as the “Effective Time,” and

WHEREAS, the Company and the Purchaser now desire to amend the RRA as provided herein and the Purchaser desires to waive certain rights under the RRA.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.

Amendment. Upon the Effective Time, the RRA is hereby amended to delete any and all references to liquidated damages and/or the accrual of damages with respect to obligations of the Company, and Section 2(d) shall read in its entirety as follows:

“(d) [DELETED]”

2. Conforming Changes. Upon the Effective Time, all references to the term “liquidated damages” and/or “Section 2(d)” shall be and hereby are deleted from the RRA. Upon the Effective Time, all provisions in the RRA and the Transaction Documents and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

3.

Waiver of Liquidated Damages. The Purchaser hereby irrevocably waives, releases and discharges all of its existing claims and rights to any and all relief, damages, liquidated damages, and/or payments, of any kind under the RRA that exist or have accrued as of the Effective Time, including but not limited to any and all damages and/or payments related to or accruing pursuant to Section 2(d) of the RRA.

4.

Debenture Holding Period. The Company acknowledges and agrees that the holding period of the Debentures under Rule 144 of the Securities Act shall not change as a result of the transactions contemplated hereunder and as such, subject to the Company remaining in compliance with the current public information required under Rule 144, the Conversion Shares will be eligible for resale pursuant to Rule 144 on September 18, 2014.

5.

Form 8-K. The Company shall, on or before 8:30 a.m., New York City Time, on the second Business Day after the Effective Time, file with the Commission a Current Report on Form 8-K describing all the material terms of this Amendment in the form required by the Exchange Act (the “Form 8- K”). From and after the filing of the Form 8-K, the Purchaser shall not be in possession of any material, non-public information received from the Company any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. From and after the filing of the Form 8-K, the Company confirms that it will have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Amendment. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Effective Time without the express written consent of the Purchaser.

6.

Full Force and Effect. Upon the Effective Time, the remainder of the RRA shall not be amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The parties hereby ratify and confirm the terms and conditions of the RRA, as supplemented and amended by this Amendment.

7.	Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

8.

Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

** Signature Pages Follow **

IN WITNESS WHEREOF, the Company and the Purchaser have made and executed this Amendment effective as of the date first indicated above.

“COMPANY”:

ANAVEX LIFE SCIENCES CORP.

By: ____________________________
Name: Christopher Missling, PhD.
Title: Chief Executive Officer

[SIGNATURE PAGE OF PURCHASER FOLLOWS]

[SIGNATURE PAGE OF PURCHASER TO RRA AMENDMENT]

Name of Purchaser: _____________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: _______________________________________

Title of Authorized Signatory: ________________________________________